Exhibit 24.1


POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of GSE Systems, Inc., a Delaware corporation, hereby constitute and appoint Christopher M. Carnavos and Jeffery G. Hough, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or both of them, to sign for the undersigned and in their respective names as Officers and Directors of the Corporation, the Annual Report of Form 10-K of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Exchange Act of 1934, as amended, and any amendment or amendments to such Annual Report, hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.


                              Dated: March 15, 2001

                  Name                                        Title

/S/    JEROME I. FELDMAN                           Chairman of the Board
       Jerome I. Feldman



/S/   SHELDON L. GLASHOW                                      Director
       Sheldon L. Glashow


/S/   SCOTT N. GREENBERG                                      Director
       Scott N. Greenberg


/S/   JOSEPH W. LEWIS                                         Director
       Joseph W. Lewis


/S/   JOHN A. MOORE, JR.                                      Director
       John A. Moore, Jr.


/S/   GEORGE J. PEDERSEN                                      Director
       George J. Pedersen